Exhibit 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post Effective Amendment No. 1 to Form SB-2) and related Prospectus of Ace Marketing & Promotions, Inc. for the registration of 1,412,160 shares of its common stock and to the inclusion of our report dated February 12, 2007, with respect to the financial statements of Ace Marketing & Promotions, Inc. for the years ended December 31, 2006 and 2005.


/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York
December 7, 2007